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As filed with the Securities and Exchange Commission on November 17, 2000
                                                           Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ______________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      Bottomline Technologies (de), Inc.
            (Exact Name of Registrant as Specified in Its Charter)


                 Delaware                                     02-0433294
      (State or Other Jurisdiction of                      (I.R.S. Employer
      Incorporation or Organization)                      Identification No.)

155 Fleet Street, Portsmouth, New Hampshire                      03801
 (Address of Principal Executive Offices)                     (Zip Code)

                           2000 Stock Incentive Plan
                       2000 Employee Stock Purchase Plan
                           (Full Title of the Plans)

                               Daniel M. McGurl
        Chairman of the Board of Directors and Chief Executive Officer
                      Bottomline Technologies (de), Inc.
                                155 Fleet Street
                        Portsmouth, New Hampshire 03801
                    (Name and Address of Agent For Service)

                                (603) 436-0700
         (Telephone Number, Including Area Code, of Agent for Service)

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                        CALCULATION OF REGISTRATION FEE

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  Title of Each                     Proposed       Proposed
   Class of        Amount to be      Maximum        Maximum        Amount of
Securities to be    Registered   Offering Price    Aggregate    Registration Fee
   Registered                       Per Share   Offering Price
--------------------------------------------------------------------------------
Common Stock
$.001 par value    2,100,000(1)  $33.28(2)      $69,888,000(2) $18,450.43(2)
per share            shares
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(1)  Consists of (i) 1,350,000 shares issuable under the 2000 Stock Incentive
     Plan and (ii) 750,000 shares issuable under the 2000 Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the common stock as reported on The Nasdaq National Market on November 13, 2000.

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PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information.

     The information required by Part I is included in documents sent or given to participants in the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan of Bottomline Technologies (de), Inc. pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in this registration statement by reference:

     (1) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (1) above.

     (3) The description of the common stock of the registrant, par value $.001 per share, contained in the registrant's registration statement on Form 8-A dated January 12, 1999 and filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so
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modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.

     The Assistant Secretary to the Corporation, John A. Burgess, Esq., is a senior partner of Hale and Dorr LLP, counsel to the Corporation. Hale and Dorr LLP has opined as to the securities being offered by this Registration Statement.

     Item 6. Indemnification of Directors and Officers.

     Article EIGHTH of the registrant's Amended and Restated Certificate of Incorporation provides that no director of the registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law statute prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article NINTH of the registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the registrant (a) shall be indemnified by the registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the registrant brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.
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     Indemnification is required to be made unless the registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the registrant notice of the action for which indemnity is sought and the registrant has the right to participate in such action or assume the defense thereof.

     Article NINTH of the registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law statute is amended to expand the indemnification permitted to directors or officers the registrant must indemnify those persons to the full extent permitted by such law as so amended.

     Section 145 of the Delaware General Corporation Law statute provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. The registrant has entered into letter agreements with certain of its officers and directors confirming its undertaking to provide indemnification as contemplated by Section 145 under certain circumstances.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9. Undertakings.

     (1) The registrant hereby undertakes:
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          (a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) That for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action,
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suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on the 17th day of November, 2000.

                                  BOTTOMLINE TECHNOLOGIES (de), INC.

                                  By:    /s/ Daniel M. McGurl
                                         --------------------------
                                         Daniel M. McGurl
                                         Chief Executive Officer
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                       POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Bottomline Technologies (de), Inc., hereby severally constitute Daniel M. McGurl, Robert A. Eberle and John A. Burgess Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Bottomline Technologies (de), Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated below and on the 17th day of November, 2000.

Signature                     Title
---------                     -----

/s/ Daniel M. McGurl          Chairman of the Board and Chief Executive Officer
---------------------------   (Principal Executive Officer)
Daniel M. McGurl

/s/ Joseph L. Mullen          President, Chief Operating Officer and Director
---------------------------
Joseph L. Mullen

/s/ Robert A. Eberle          Executive Vice President, Chief Financial Officer,
---------------------------   Secretary, Treasurer and Director (Principal
Robert A. Eberle              Financial and Accounting Officer)

/s/ James L. Loomis           Director
---------------------------
James L. Loomis

/s/ Joseph L. Barry, Jr.      Director
---------------------------
Joseph L. Barry, Jr.

/s/ Dianne Gregg              Director
---------------------------
Dianne Gregg

/s/ James W. Zilinski         Director
---------------------------
James W. Zilinski
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                               INDEX TO EXHIBITS

Number       Description
------       -----------

3.1(1)       Amended and Restated Certificate of
             Incorporation of the registrant

3.2(1)       Amended and Restated By-laws of the registrant

4.1(1) Specimen stock certificate of common stock of the registrant

5.1 Opinion of Hale and Dorr LLP, counsel to the registrant

23.1 Consent of Ernst & Young, LLP independent auditors

23.2         Consent of Ernst & Young, independent
             auditors

23.3 Consent of Smith & Williamson, independent auditors

23.4         Consent of Hale and Dorr LLP
             (included in Exhibit 5.1)

24.1         Power of attorney (included in the
             signature pages of this registration
             statement)

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(1)   Previously filed with the Securities and Exchange Commission as an Exhibit to the registrant's registration statement on Form S-1, as amended (File No. 333-67309), and incorporated herein by reference.